Exhibit 23.1









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Altair International Inc. on Form S-3 of our report dated March 30, 2001, appearing in the Annual Report on Form 10-K/A Amendment No. 4 of Altair International Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP


Salt Lake City, Utah
January 29, 2002